Exhibit 99.2

Ondas Holdings Announces Note Holder Elects to Purchase $11.5 million of Convertible Notes and $11.5 Million Initial Closing of
Previously Announced Investment in Ondas Networks

Ondas Networks expects to receive an additional investment of $3.5 million within thirty days from an investor group led by the C&P Group.

The $25 million gross proceeds from these financings are planned to support the growth of Ondas Holdings and its business units.

Waltham, MA / July 24, 2023 / Ondas Holdings Inc. (NASDAQ:ONDS) (“Ondas Holdings” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, announced today that a note holder has elected to purchase $11.5 million in aggregate principal amount of 3% senior convertible notes due 2025 (the “Offering”), resulting in gross proceeds of $10.0 million to Ondas Holdings. Oppenheimer & Co. Inc. will act as placement agent in connection with the Offering. Also, if elected by the note holder, Ondas Holdings may complete additional closings of up to an additional $34.5 million in aggregated principal amount. The proceeds from the investment in Ondas Holdings will be used for general corporate purposes. In addition, the Company and the note holder agreed to extend the maturity of the existing convertibles notes originally issued in October 2022 to April 2025.

Ondas Holdings also announced today that its subsidiary Ondas Networks Inc. (“Ondas Networks”) has received $11.5 million in an initial closing of a previously announced investment from a private investor group led by Charles & Potomac Capital, LLC (the “C&P Group”). The C&P Group plans to invest an additional $3.5 million in Ondas Networks under the same terms within thirty days.

“Ondas continues to invest in attractive growth markets, with leading data solutions,” said Eric Brock, Chairman and CEO of Ondas Holdings. “As we drive adoption of our technology platforms, we are fortunate to be supported by sophisticated investors who have identified the significant investment opportunity we have created. In aggregate, we have secured $25 million in gross proceeds with these transactions to help support the growth of Ondas Holdings and our business units.”

For additional information regarding both the investment in Ondas Holdings and in Ondas Networks, please see the Form 8-K to be filed by the Company.

About Ondas Holdings Inc

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Our Ondas Autonomous Systems business unit designs, develops, and markets commercial drone solutions via the Optimus System™, the Scout System™ and the Raider™ (the “Autonomous Drone Platforms”). The Autonomous Drone Platforms are highly automated, AI-powered drone systems capable of continuous, remote operation and are marketed as “drone-in-a-box” turnkey data solution services. They are deployed for critical industrial and government applications where data and information collection and processing are required. The Autonomous Drone Platforms are typically provided to customers under a Robot-as-a-Service (RAAS) business model. American Robotics and Airobotics have industry leading regulatory successes which include having the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site.

Ondas Networks, American Robotics and Airobotics together provide users in oil & gas, rail, mining, agriculture, public safety and other critical infrastructure and government markets with improved connectivity and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on Twitter and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

About Charles & Potomac Capital, LLC

Based in Dallas, Texas, Charles & Potomac Capital, LLC is a private investment firm founded by CEO Joe Popolo in 2019, and is focused on investing in technology, healthcare, media, energy and real estate assets. For more information, please visit www.charles-potomac-capital.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888.350.9994 x1019

ir@ondas.com

Media Contact for Ondas

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com